SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

July 30, 2004

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Item 9: Regulation FD Disclosure

The Registrant issued a press release on July 30, 2004, entitled "The Exploration Company To Webcast 9th Oil & Gas Conference Presentation". The presentation was webcast on a delayed basis on Monday, August 2, 2004, and may be played back for the next 30 days from the Company's website.

On August 2, 2004 the Registrant delivered a presentation to the 9th annual Oil & Gas Conference in Denver. An outline of that presentation is included at Exhibit 99.2. During the presentation, Mr. Thomae updated operational data for the second quarter of 2004, as well as reviewing financial information, all of which had been previously disclosed. He also discussed certain trends that have not been previously disclosed, which have been noted at the relevant slide description.

The following exhibit is furnished herewith:

Exhibit
Number Description

99.1	July 30, 2004 Press Release, entitled "The Exploration Company To Webcast 9th Oil & Gas Conference Presentation"

99.2	Outline of TXCO's August 2, 2004, Presentation to the 9th Oil & Gas Conference in Denver

The information in this Report (including Exhibit 99) is furnished pursuant to Item 9 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 3, 2004

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)